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PRICEWATERHOUSE COOPERS

                                                 Samil Accounting Corporation
                                                 Kukje Center Building
                                                 191 Hankangro 2 ga, Yongsanku
                                                 Seoul 140-702, KOREA
                                                 (Yongsan P.O. Box 266, 140-600)

                                                                      Exhibit F

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement or amendment thereto to be filed with the United States Securities and Exchange Commission under Schedule B of the United States Securities Act of 1933, as amended, of our report dated January 24, 2003 as set forth under the heading "Financial Statements and the Auditors". We also consent to the reference to us under the heading "Expert" in such Registration Statement or amendment.

/s/__Samil Accounting Corporation______
Samil Accounting Corporation
(a member firm of PricewaterhouseCoopers)


Seoul, Korea
June 27, 2003